Consent of Independent Public Accountants
-----------------------------------------

     As independent public accountants, we hereby consent to the use in this

Post-Effective Amendment No. 39 of our report dated August 1, 1996, and to all references to our Firm included or made a part of this Post-Effective

Amendment.

                          /s/ Arthur Andersen LLP
                          ARTHUR ANDERSEN LLP

Cincinnati, Ohio
November 8, 1996